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                                                                    EXHIBIT 99.1

          WESTIN HOTELS LIMITED PARTNERSHIP REPORTS CERTAIN PRELIMINARY
                    FINANCIAL INFORMATION FOR SEPTEMBER 2003

      White Plains, NY, October 10, 2003 - Westin Hotels Limited Partnership
("WHLP") today reported the following preliminary unaudited limited financial information for September 2003:

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
WESTIN MICHIGAN AVENUE HOTEL:                  THREE MONTHS ENDED             NINE MONTHS ENDED
                                               SEPTEMBER 30, 2003             SEPTEMBER 30, 2003
                                               ------------------             ------------------
                                               2003           2002           2003           2002
                                               ----           ----           ----           ----
Total operating revenues (in thousands)      $ 12,821       $ 11,289       $ 33,559       $ 29,792
Revenue per available room                   $ 130.55       $ 117.96       $ 114.83       $ 102.39
Average daily rate                           $ 149.45       $ 147.96       $ 146.96       $ 148.56
Occupancy                                        87.4%          79.7%          78.1%          68.9%


      This financial information is being released on a preliminary unaudited basis in order to provide WHLP's limited partners with additional information with which to evaluate any current and potential unsolicited tender offers to purchase limited partnership units of WHLP.

      For further information please contact Phoenix American Financial Services, Inc., WHLP's investor relations manager, at 1-800-323-5888.

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